Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-34132 and File No. 333-68554) and Form S-8 (File No. 333-23361, File No. 333-23367, File No. 333-64348, File No. 333-80633 and File No. 333-91162) of Micro Therapeutics, Inc. of our report dated February 28, 2003, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-KSB.

PricewaterhouseCoopers LLP

Orange County, California

April 9, 2003